                                                                   Exhibit 10.35

                            ASSET PURCHASE AGREEMENT

This AGREEMENT is entered into as of January 31, 2000 ("Effective Date") by and among Peritus Software Services (India) Private Limited, an Indian corporation having its principal place of business at Gopalakrishna Complex, V Floor, 45/3, Residency Road, Bangalore, 560 025, India ("Peritus"), LTP (India) Pvt. Ltd., an Indian corporation having its principal place of business at Gopalakrishna Complex, V Floor, 45/3, Residency Road, Bangalore, 560 025, India ("Lisle India"), and Lisle Technology Partners, L.L.C., a Massachusetts limited liability company having its principal place of business in 1333 Butterfield Road, Suite 385, Downers Grove, IL 60515 ("Lisle USA").

Whereas, Lisle, U.S.A. is a company organized under the laws of Massachusetts;

Whereas, Lisle, U.S.A. has formed Lisle India, a subsidiary company in India;
and

Whereas, Lisle U.S.A., Lisle India, and Peritus wish to enter into this Agreement, and Lisle India wishes to purchase at the closing and Peritus wishes to sell at the closing certain assets as set forth on Exhibit A, attached hereto and incorporated herein by reference, for the consideration set forth below, subject to the terms and conditions of this Agreement.

Now, therefore, in consideration of the mutual promises hereinafter set forth and acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Assets. As of February 15, 2000 or, if the agreement dated September 1, 1999 between Peritus and Lisle U.S.A. is extended pursuant to its Amendment No. 1 dated January 31, 2000, March 15, 2000 (hereinafter, the "Closing Date"), Peritus shall sell, transfer, convey, assign, and deliver to Lisle India, and Lisle India shall purchase from Peritus, the assets set forth on Exhibit A (hereinafter, the "Assets"), subject to and upon the terms and conditions of this Agreement.

2. Purchase Price. The purchase price for the Assets shall be due and payable jointly and severally by Lisle India and Lisle U.S.A in an amount in Indian rupees equivalent (as determined on the Closing Date) to fifty thousand U.S. dollars ($50,000.00 U.S.) if the Closing Date is February 15, 2000 or fifty-five thousand U.S. dollars ($55,000.00 U.S.) if the Closing Date is March 15, 2000. For purposes of this Agreement, the "purchase price" shall be defined as the amount owed to Peritus for the Assets, net of any sales taxes, transfer taxes, value added taxes, goods and services taxes, withholding taxes, duties, bondings, and any other taxes, duties and charges applicable to the sale of Assets or this Agreement, whether presently in force or imposed in the future. Such purchase price shall be due and payable on the Closing Date.

3. The Closing. On the Closing Date, (i) Lisle India and/or Lisle U.S.A. shall pay to Peritus the purchase price as set forth above, and (ii) Peritus shall deliver to Lisle India the Assets and a bill of sale (in a form substantially similar to that which is attached hereto as Exhibit B) for the same, at which time the transfer of Assets from Peritus to Lisle India shall be deemed to occur.

4. Disclaimer of Warranties. The Assets are transferred on an "as is" and "where is" basis without any warranty of any kind. PERITUS HEREBY DISCLAIMS ANY AND ALL WARRANTIES OR LIABILITIES WITH RESPECT TO THE ASSETS, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. Limitation of Liability. IN NO EVENT SHALL PERITUS BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE TRANSFER OF THE ASSETS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS, EVEN IF PERITUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. Representations. Lisle U.S.A., Lisle India and Peritus represent that on the date hereof and on the Closing Date:

      a.) such party is a corporation or entity duly organized or established, validly existing and in good standing under the laws of its jurisdiction, state or country of organization or establishment, and has all requisite power and authority (corporate or other) to (i) own its properties, (ii) to carry on its business as now being conducted, and (iii) to execute and deliver this Agreement and the agreements contemplated herein and to consummate the transactions contemplated hereby and thereby;

      b.) the execution and delivery of this Agreement, and the agreements provided for herein, and the consummation of all the transactions contemplated hereby, have been duly authorized by all requisite corporate or other action on the part of each respective party; and

      c.) this Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the respective parties, enforceable against them in accordance with its terms.

7. Miscellaneous.

      7.1 Applicable Law. This Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, U.S.A., excluding those portions of such law that relate to choice of law and also excluding the United Nations Convention on the International Sale of Goods.

      7.2 Jurisdiction. Lisle India and Lisle USA hereby consent to the personal jurisdiction of the United States District Court for the District of Massachusetts, which shall be the exclusive venue and forum for the resolution of all disputes arising under or in any way related to this Agreement.

      7.3 Waiver. The waiver by either party of a breach or default in any provision of this Agreement shall not be construed as a waiver of any succeeding breach thereof or of any other provision hereof, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder be construed as a waiver of any right, power or privilege of such party.

      7.4 Notices. Any notice, demand or other communication required, or which may be given unless otherwise specifically provided for in this Agreement, shall be in writing and shall be effective: five (5) days after mailed, if sent by certified, postage prepaid U.S. mail; upon receipt of confirmation, if delivered by confirmed facsimile; upon delivery if delivered in person; or the day after dispatch if sent by an overnight courier service that provides the sender with written record of delivery, and shall be addressed to the respective parties as follows:

             To Lisle India:  LTP (India) Pvt. Ltd.
                              Gopalakrishna Complex, V Floor
                              45/3, Residency Road
                              Bangalore, 560 025  India
                              Attn: Center Head

             To Lisle U.S.A.: Lisle Technology Partners, L.L.C.
                              1333 Butterfield Road, Suite 385
                              Downers Grove, IL  60515
                              Attn: Dave Jakopac

             To Peritus: Peritus Software Services (India) Private Limited
                         c/o Peritus Software Services, Inc.
                         112 Turnpike Road, Suite 111
                         Westborough, MA  01581   U.S.A.
                         Attn: John Giordano

The above addresses and contact persons may be changed at any time by giving written notice hereunder.

      7.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall inure to the benefit of the respective parties, their successors and assigns; provided, however, that in no event shall Lisle India or Lisle U.S.A assign, transfer or delegate any of its obligations hereunder without the prior written consent of Peritus.

      7.6 Integration. This Agreement, including Exhibits A and B, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior understandings or writings relating thereto. No amendment, waiver, alteration or modification of the provisions hereof shall be made except by a writing signed by each of the parties.

      7.7 Relationship of the Parties. The relationship of the parties to one another shall be that of independent contractors. Nothing contained in this Agreement shall be construed to constitute the parties as partners or joint venturers.

      7.8 Severability. If any term or provision in this Agreement shall be deemed to be invalid, unenforceable, or unduly broad in duration or scope, it shall be enforced to the maximum extent permitted by law. To the extent that any term or provision is unenforceable or void, it shall be severed from the balance of the Agreement, which shall remain in full force and effect.

      7.9 Covenants. Lisle India and Lisle U.S.A., jointly and severally, covenant and agree to indemnify upon demand Peritus and its officers, directors, stockholders, agents and affiliates from and against any damages, losses, liabilities, costs and expenses, including reasonable attorney's fees, for any taxes, duties, bondings or charges incurred by or assessed against Peritus or any of its officers, directors, stockholders, agents and affiliates in connection the transfer of Assets, this Agreement or the transactions contemplated hereby.

      7.10 Survival. The provisions of Sections 4, 5, 6 and 7 shall survive the Closing Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their respective duly authorized officers as of the date first above written.


PERITUS SOFTWARE SERVICES (INDIA)           LTP (INDIA) PVT. LTD.
PRIVATE LIMITED


By: _________________________________       By: ________________________________

Name: _______________________________       Name: ______________________________

Title: ______________________________       Title: _____________________________

Date: _______________________________       Date:_______________________________

         Duly authorized thereunto                   Duly authorized thereunto



                                            LISLE TECHNOLOGY PARTNERS, L.L.C.

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                            Date:_______________________________

                                                     Duly authorized thereunto

                                    Exhibit A

                                     ASSETS

1.  Building Furniture and Equipment, consisting of :
             Wooden Fixtures
             Air-conditioners - 4 Nos.
             Electrical Installations
             False Ceilings
             Network Cabling
             Chairs - 54 Nos.
             NEC  EPABX
             Carpets
             Access Control System
             Sofa Sets
             Speakers
             Wooden Flooring
             Music Systems

2.  Bonded Equipment, consisting of:
             Sun Server
             Sun Workstations - 7 Nos.
             Compaq Deskpro 2000 Systems - 12 Nos.
             NEC 21' Monitors - 13 Nos.
             CISCO MultiProtocol Router
             D-Term Phones - 5 Nos.
             Analogue Phones - 40 Nos.

3.  Modi Xerox

4.  HP Laser Network Printer

5.  Mobile Phones - 2 Nos.

6.  Fax Machine

7.  Refrigerator

8.  Filing Cabinet

9.  HP Scanner

10. Vacuum Cleaner

11. Water Purifier

12. Overhead Projector

                                    Exhibit B

                                  BILL OF SALE

This Bill of Sale dated ________________, 2000 (the "Bill of Sale") is executed and delivered by Peritus Software Services (India) Private Limited, an Indian corporation having its principal place of business at Gopalakrishna Complex, V Floor, 45/3, Residency Road, Bangalore, 560 025, India ("Peritus") to LTP (India) Pvt. Ltd., an Indian corporation having its principal place of business at Gopalakrishna Complex, V Floor, 45/3, Residency Road, Bangalore, 560 025, India ("Lisle India"). All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated January 31, 2000 by and among Peritus, Lisle India and Lisle Technology Partners, L.L.C. and the other signatories thereto (the "Agreement")

Whereas, pursuant to the Agreement, Peritus has agreed to sell, transfer, convey, assign and deliver to Lisle India, its successors and assigns, to have and to hold forever, the Assets.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Peritus hereby agrees as follows:

1. Peritus hereby sells, tranfers, conveys, assigns and delivers to Lisle India, its successors and assigns, to have and to hold forever, the Assets.

2. Peritus hereby covenants and agrees that it will, at the request of Lisle India and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may reasonably be necessary to more effectively sell, transfer, convey assign, and deliver to Lisle India, its successors and assigns, the Assets hereby sold, transferred, conveyed, assigned and delivered.

3. This sale, transfer, conveyance and assignment has been executed and delivered by Peritus in accordance with the Agreement.

4. Peritus, by its execution of this Bill of Sale, and Lisle India, by its acceptance of this Bill of Sale, each hereby acknowledges and agrees that neither the representations nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale.

IN WITNESS WHEREOF, Peritus and Lisle India have caused this Bill of Sale to be duly executed as of the date first above written.


                              PERITUS SOFTWARE SERVICES (INDIA) PRIVATE LIMITED


                              ______________________________________________
                              By:
                              Title:

ATTEST:


___________________________________


ACCEPTED:

LTP (INDIA) PVT. LTD.


___________________________________
By:
Title: